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                                                                   EXHIBIT 10.57
                              Sterling Vision, Inc.
                             10 Peninsula Boulevard
                            Lynbrook, New York  11563


                                                    March 29, 1996

Francis A. L'Esperance Jr., M.D.
1 East 71st Street
New York, New York 10021

Dear Dr. L'Esperance:

     The following will constitute a letter agreement between Insight Laser Centres, Inc., its parent Sterling Vision, Inc. and you:

     1. you will serve a Chairman of the Board of Directors of Insight and, in that role, will be a senior adviser to the company, but without any day-to-day operating responsibilities;

     2. your salary will be $75,000 for the first year, payable in three equal installments: $25,000 immediately on the signing of this letter agreement, $25,000 six months from that and $25,000 twelve months from that date --- your salary will be revised upward in subsequent years, and may also be revised upward in the first year if you spend more time than is presently anticipated on the affairs of Insight;

     3. 300,000 options in Sterling Vision, Inc. will be granted to you at $6 per share: 100,000 to vest immediately on the signing of this letter agreement, the balance to vest in 50,000 share increments on the first, second, third and fourth anniversaries of this letter agreement;

     4. you will be expected to spend several hours per week, but not more than the equivalent of one day per week, on the affairs of Insight;

     5. you will have an office and secretarial help as needed at the company offices in Trump Plaza;

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Francis A. L'Esperance Jr., M.D.
March 29, 1996
Page 2

     6. you will be indemnified for any and all claims, liabilities, judgments etc., to the fullest extent permitted by law, by the parent corporation, Sterling Vision, Inc.;


     7. all entitlements under this letter agreement are guaranteed by the parent corporation, Sterling Vision, Inc.;

     8. you and we will have the option to terminate this letter agreement on written notice at any time, but the indemnification provision shall survive the termination.

     If the foregoing is acceptable to you, please so indicate by signing below.


                                       Sincerely yours,

                                       /s/Robert Greenberg
                                       Robert Greenberg
                                       President, Insight Laser Centres, Inc.
                                       President, Sterling Vision, Inc.


Satisfactory and Agreed:


/s/Francis A. L'Esperance Jr., M.D.
- - - -----------------------------------
Francis A. L'Esperance Jr., M.D.

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